Exhibit 23.1

Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2008 Equity Incentive Plan of Pain Therapeutics, Inc., of our report dated February 8, 2008, relating to the 2006 and 2007 financial statements of Pain Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst and Young LLP

Palo Alto, California

July 31, 2008